Exhibit 99.1

Spero Announces $10 Million Registered Direct Offering of Common Stock

Novo Holdings A/S through its Novo REPAIR Impact Fund to Invest Up to $10 million

Net Proceeds to Advance Spero’s SPR720

CAMBRIDGE, Mass., June 13, 2019 — Spero Therapeutics, Inc. (Nasdaq:SPRO), a multi-asset clinical-stage biopharmaceutical company focused on identifying, developing and commercializing treatments in high unmet need areas involving multi-drug resistant (MDR) bacterial infections and rare diseases, today announced that it has entered into a definitive agreement to sell up to $10,000,000 of Spero’s common stock in a registered direct offering with Novo Holdings A/S to be issued in two tranches. The first tranche of the offering consists of 465,983 shares sold at a price of $10.73 per share, for aggregate gross proceeds to the Company of approximately $5,000,000, and is expected to close on or about June 14, 2019, subject to the satisfaction of customary closing conditions. The closing of the second tranche of $5,000,000 is triggered upon the earlier of (i) Spero’s public announcement of pharmacokinetic data from the lead-in cohort in its Phase 3 clinical trial of SPR994 and (ii) June 30, 2020. The number of shares to be sold in the second tranche will be determined by the volume weighted average trading price (VWAP) of Spero’s common stock around the trigger date. Because the shares of common stock are being sold directly to Novo Holdings A/S and not through a placement agent, underwriter or securities broker or dealer, Spero is not paying any underwriting discounts, commissions, concessions or similar compensation with respect to the sale.

Spero intends to use the net proceeds to advance its SPR720 program. SPR720 is Spero’s oral antibiotic being developed for the treatment of non-tuberculous mycobacterial (NTM) infections. In February 2019, SPR720 was granted Qualified Infectious Disease Product (QIDP) designation by the U.S. Food and Drug Administration for both the treatment of NTM infections and lung infections caused by non-tuberculous mycobacteria (NTM) and Mycobacterium tuberculosis (TB). The Novo REPAIR Fund focuses on priority pathogens as defined by the World Health Organization and the United States Centers for Disease Control, including TB. SPR720 is currently in a Phase 1 clinical trial in healthy volunteers, and Spero expects top-line data from the trial in the second half of 2019.

“Spero and Novo Holdings are both committed to addressing the growing, global problem of antibiotic resistance, and funding from this offering will provide additional capital to advance SPR720 and our robust pipeline of product candidates designed to combat antibiotic resistance,” said Ankit Mahadevia, M.D., Spero’s Chief Executive Officer.

Aleks Engel, Director of the REPAIR Impact Fund, commented: “We are delighted to be able to support a novel program targeting mycobacterial infections, one of the world’s greatest killers, and the highly capable team at Spero developing it.”

The securities described above are being offered pursuant to Spero’s shelf registration statement on Form S-3 (File No. 333-228661) filed with the Securities and Exchange Commission (SEC), which was declared effective on December 11, 2018. One or more prospectus supplements relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of such prospectus supplements and accompanying prospectus may also be obtained directly from Spero by contacting Spero Pharmaceuticals, Inc., Attn: Investor Relations, 3675 Massachusetts Avenue, 14th Floor, Cambridge, Massachusetts 02139, or by telephone at 857-242-1547.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may only be made by means of a prospectus supplement and related base prospectus.

About Spero

Spero Therapeutics, Inc. is a multi-asset, clinical-stage biopharmaceutical company focused on identifying, developing and commercializing novel treatments for multidrug-resistant (MDR) bacterial infections and rare diseases.

About The Novo Holdings REPAIR Impact Fund

Novo Holdings founded in February 2018 the REPAIR Impact Fund on behalf of Novo Nordisk Foundation to invest in companies that are involved in the discovery and early development of therapies against resistant microorganisms. The aim of the REPAIR Impact Fund is to expand the therapeutic arsenal of mankind in the fight against antibiotic resistance. Read more at https://www.repair-impact-fund.com/

REPAIR is an acronym: Replenishing and Enabling the Pipeline for Anti-Infective Resistance.

Novo Holdings A/S is a Danish private limited liability company wholly owned by the Novo Nordisk Foundation. It is the holding company of the Novo Group, comprising Novo Nordisk A/S, Novozymes A/S and NNIT A/S, and manages the Foundation’s assets. In addition to being the major shareholder in the Novo Group companies, Novo Holdings provides seed and venture capital to development-stage companies, takes significant ownership positions in well-established companies within life science and manages a broad portfolio of financial assets.

Forward Looking Statements

This press release may contain forward-looking statements. These statements include, but are not limited to, statements about Spero’s expectation that positive results from a single pivotal Phase 3 clinical trial of SPR994 and ancillary supportive studies to be conducted in parallel with the Phase 3 trial will support the approval of SPR994; the initiation, timing, progress and results of Spero’s preclinical studies and clinical trials and its research and development programs; statements regarding management’s assessment of the results of such preclinical studies and clinical trials; the timing of clinical data, including the availability of pharmacokinetic data from the lead-in cohort in the Phase 3 clinical trial of SPR994 and top-line data from the Phase 1 clinical trial of SPR206 and the Phase 1 clinical trial of SPR720; statements regarding the completion of the offering, including the satisfaction of the applicable closing conditions and the issuance of the first and second tranches of shares; and Spero’s cash forecast and anticipated expenses, the sufficiency of its cash resources and the availability of additional non-dilutive funding from governmental agencies beyond any initially funded awards. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether the FDA will accept a single pivotal study for approval of SPR994; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether Spero’s product candidates will advance through the preclinical development and clinical trial process on a timely basis, or at all, taking into account the effects of possible regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, clinical trial design and clinical outcomes; whether the results of such trials will warrant submission for approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; whether Spero’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; and other factors discussed in the “Risk Factors” set forth in filings that Spero periodically makes with the U.S. Securities Exchange Commission. The forward-looking statements included in this press release represent Spero’s views as of the date of this press release. Spero anticipates that subsequent events and developments will cause its views to change. However, while Spero may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Spero’s views as of any date subsequent to the date of this press release.

Spero Investor and Media Contact:

Sharon Klahre

Director, Investor Relations

+1 857-242-1547

IR@sperotherapeutics.com

For more information on Novo Holdings or the REPAIR Impact Fund contact:

Aleks Engel, Director, REPAIR Impact Fund

+45 3527 6500

repair@novo.dk